                                                                   Exhibit 10.10


                             BASIC LEASE INFORMATION

DATE:                      April 27, 1995

LANDLORD:                  THE PRUDENTIAL INSURANCE OF AMERICA, a New Jersey
                           corporation

TENANT:                    INSYNC SYSTEMS, INC.,  a California corporation

PREMISES:                  Building Address:      1463 Centre Pointe Drive
                                                  Milpitas, CA

                           Premises:              That certain building
                                                  containing approximately
                                                  47,994 square feet

                           Property:              Approximately 207,524 square
                                                  feet

USE: Office, engineering, sales, storage and light manufacturing, and any other legal related uses, so long as none of the above uses involve Hazardous Materials.

TERM:                      Sixty (60) months

COMMENCEMENT DATE:         August 1, 1995         subject to subsection 2(b)

BASE RENT:

                       Months         Payment per Month             T1 Reimb.
                       ------         -----------------------------------------------
    8/1/95 -- 1/31/98  1   -  30      $32,635.92 per month  +  $7,139.11 = $39,775.03

    2/1/98 -- 7/31/00  31  -  60      $34,555.68 per month  +  $7,139.11 = $41,694.79

ADVANCE RENT:              $32,635.92

ESTIMATED EXPENSE:         $6,959.13 per month

TENANT'S PERCENTAGE        100% of Building
SHARE:                     23.14% of Property

SECURITY DEPOSIT:          $34,555.68

BROKERS:                   Tenant's Broker:       Tom McGovern
                                                  Marcus -- Millichap

                           Landlord's Broker:     Ron Himes
                                                  BT Commercial

CONTRACT MANAGER:          Edward Pike Company

ADDRESS FOR NOTICES:       Landlord:              The Prudential Insurance
                                                  Company of America
                                                  4309 Hacienda Drive, Suite 500
                                                  Pleasanton, CA  94588

                           Contract Manager:      Edward Pike Company
                                                  P. O. Box 689
                                                  Orinda, CA  94563

                                                  With a copy to:
                                                  Edward Pike Company
                                                  1111 Broadway, Suite 1510
                                                  Oakland, CA  94607

                           Tenant:                Prior to Commencement Date:
                                                  Insync systems, Inc.
                                                  2070 De La Cruz Blvd.
                                                  Santa Clara, CA  95050

                                                  Attn:  Commencement Date

                                                  After Commencement Date:
                                                  Insync systems, Inc.
                                                  1463 Centre Pointe Drive
                                                  Milpitas, CA

TENANT IMPROVEMENTS:
                           Base Allowance:        $383,952.00
                           Maximum Allowance:     $719,910.00
                           Adjustment for         $21.25
                           Overage:

EXHIBITS AND ADDENDUM:
                           Exhibit A -- Site Plan of Premises
                           Exhibit B -- Commencement Date Memorandum
                           Exhibit C -- Exempt Improvements
                           Exhibit D -- Rules and Regulations
                           Exhibit E -- Letter of Credit
                           Exhibit F -- Tenant's Sign
                           Exhibit G -- Expansion Space
                           Exhibit H -- Expansion Space Brokerage Letter

INITIALS:           __________________________       __________________________
                    Landlord                         Tenant

        THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered into by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease and not expressly defined herein shall have the meanings set forth in the Basic Lease Information.

1. Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information, together with the right in common to use the Common Areas of the Property (as shown in Exhibit A). The Common Areas shall mean the areas and facilities within the Property provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Property (e.g., loading and unloading areas; sidewalks; walkways; driveways; landscaped areas: common entrances and hallways; trash disposal facilities; and unreserved parking areas). As used herein, the term "Building" shall also be deemed to mean the "Premises." The references to the square footage of the Premises and the Property in the Basic Lease information are for information purposes only. In the event such square footages are not correct, such inaccuracy shall in no event change any of the rights or obligations of the parties under this Lease, including, without limitation, Tenant's Percentage Share.

2. Term.

        (a) Lease Term. The Term of this Lease shall commence on the Commencement Date (as defined in subsection 2(b)) and, unless terminated on an earlier date in accordance with the terms of this Lease, shall extend for the period (i.e., Term) specified in the Basic Lease Information.

        (b) Commencement Date. The "Commencement Date" of this Lease shall be the earlier of the date Tenant initially conducts Tenant's business in the Premises (as opposed to constructing and installing fixtures and improvements) or August 1, 1995, as such date may be extended one (1) day for each day of actual delay in the substantial completion of the Tenant Improvements (as defined in subsection 7(b)) or the Expansion Space Improvements (as defined in subsection 41(g)), as the case may be, caused by Landlord's Delay or by a Force Majeure Event. A "Landlord's Delay" shall mean (i) the failure by Landlord to meet a stated deadline within which Landlord must respond to Tenant's request for consent under Section 7 or Section 41, as the case may be, or (ii) any actual delay in the substantial completion of the Tenant Improvements or the Expansion Space Improvements, as the case may be, caused by structural defects (but not structural inadequacies as a result of Tenant's proposed use) in the Building or the presence of Hazardous Materials (as defined in subsection 8(b)) in the Building as of the date of this Lease. Tenant shall give Landlord written notice of at least one (1) business day before a delay under (ii) above is deemed a Landlord's Delay. A "Force Majeure Event" shall mean any of the following: fire and other casualty; and acts of God, such as earthquakes, tornadoes, lightning and floods. To qualify as a Force Majeure Event, Tenant shall give Landlord written notice of such Event within three (3) days after such Event begins and shall further notify Landlord in writing of the maximum duration of any delays to be caused thereby within three (3) days of the conclusion of such Event.

        (c) Premises Not Delivered. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant on the first business day following the full execution of this Lease by Landlord and Tenant, (i) the reference to August 1, 1995 in subsection 2(b) above (as such date may be extended pursuant to subsection 2(b)) shall be extended one (1) day for each day between the date that Landlord tenders possession of the Premises to Tenant and the first business day after the full execution of this Lease by Landlord and Tenant; (ii) the failure shall not affect the validity of this Lease, or the obligations of Tenant under this Lease; and (iii) Landlord shall not be subject to any liability.

        (d) Commencement Date Memorandum. When the Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit B, setting forth the Commencement Date and the expiration date ("Expiration Date") of this Lease.

        (e) Early Entry. Notwithstanding the foregoing, Tenant and its architects, engineers, consultants, contractors and subcontractors shall have access to and may enter upon the Premises at any time and from time to time after the date of this Lease for the purpose of inspecting, surveying, designing, planning, layout and constructing tenant improvements to the Premises and installing fixtures, trade fixtures, phone and telecommunication equipment and other equipment therein. Such entry shall be subject to all the terms and provisions of this Lease, except that the payment of Rent shall commence as of the Commencement Date.

3. Rent.

        (a) As used in this Lease, the term "Rent" shall include: (i) the Base Rent; (ii) Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during the calendar year; and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. This Lease is intended to be a triple net lease (except as provided in this Lease), with all costs, expenses and charges (including the Operating Expenses) paid by Tenant. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of Rent or any other sums due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. Notwithstanding the foregoing, on one (1) occasion during each twelve (12) month period, Tenant shall be entitled to a notice of delinquency and a grace period of three (3) days from the date of such notice before a late charge is assessed. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

In addition, any amount which is not paid when due shall bear interest from the date due until the date paid at the rate ("Interest Rate") which is the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law.

        (b) Landlord has agreed to disburse certain funds for the construction of Tenant Improvements in the Premises in accordance with Section 7. If the funds disbursed by Landlord for Tenant Improvements pursuant to Section 7 exceed the Base Allowance referenced in the Basic Lease information, then monthly Base Rent shall be increased by the amount of the Adjustment for Overage referenced in the Basic Lease Information for each One Thousand Dollars ($1,000.001 or portion thereof, of funds so disbursed by Landlord in excess of the Base Allowance ("Overage Rent"). Tenant acknowledges that in no event shall Landlord have any obligation to disburse funds in excess of the Maximum Allowance referenced in the Basic Lease Information.

4. Base Rent. Tenant shall pay Base Rent to Contract Manager (or other entity designated by Landlord), in advance, on the first day of each calendar month of the Term, at Contract Manager's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Base Rent shall be the amount set forth in the Basic Lease Information.

5. Operating Expenses.

        (a) Operating Expenses as Portion of Rent. Tenant shall pay as additional Rent Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord dining the calendar year. Tenant acknowledges that certain Operating Expenses will be allocated to the Building and certain Operating Expenses will be allocated to the Property. Landlord's reasonable allocation of Operating Expenses to the Building and the Property shall be conclusive and binding on the parties.

        (b) Definition of Operating Expenses. The term "Operating Expenses' shall mean (i) all of Landlord's direct costs and expenses of operation, repair and maintenance of the Building, the Property and the Common Areas and supporting facilities, as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting principles, consistently applied; (ii) costs, or a portion thereof, properly allocable to the Building, Property or Common Areas of any capital improvements made to the Building, Property or Common Areas by Landlord which comprise labor-saving devices or other equipment intended to improve the operating efficiency of any system within the Building, Property or Common Areas (such as an energy management computer system) to the extent of cost savings in Operating Expenses as a result of the device or equipment, as reasonably determined by Landlord; and (iii) costs properly allocable to the Building, Property or Common Areas of any capital improvements made to the Building, Property or Common Areas by Landlord that are required under any governmental law or regulation that was not applicable to the Building, Property and Common Areas at the time they were constructed, or that are reasonably required for the health and safety of tenants in the Property or Building. The costs of capital improvements includable as Operating Expenses under this Section 5, or allocable portion thereof, shall be amortized over the useful life of such improvement as

Landlord shall reasonably determine, together with interest upon the unamortized balance at the Interest Rate or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing the capital improvements. The term "Operating Expenses" shall include the costs of all utilities (including surcharges) for the Property and Building; the cost of all insurance which Landlord or Landlord's lender deems necessary for the Property and Building (provided, however, that portion of the earthquake insurance premium, if any, that is not commercially reasonable shall be excluded as Operating Expenses, it being agreed that the insurance premium payable by Landlord as of the date of this Lease is deemed commercially reasonable); a reasonable management fee; dues imposed by any property owner's association ("Association"); and the Real Property Taxes (as defined in subsection 5(f)). If Landlord elects to include the Property under blanket insurance policies covering multiple properties, then the term "Operating Expenses" shall include the portion of the cost of such blanket insurance allocated by Landlord to this Property. If less than ninety percent (90%) of the rentable area of the Building is occupied, Operating Expenses shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses as if ninety percent (90%) of the total rentable area of the Building were occupied.

        (c) Exclusions from Operating Expenses. The term "Operating Expenses" shall not include (i) the cost of any additional or extraordinary services provided to other tenants of the Property; (ii) costs paid directly by Tenant;
(iii) principal and interest payments on loans secured by deeds of trust recorded against the Property; (iv) real estate sales or leasing brokerage commissions; (v) executive salaries of off-site personnel, employed by Landlord except for the charge (or pro rata share) of the manager of the Property and Building; (vi) costs incurred to the extent required to correct conditions in the Building or the Common Areas which do not comply with applicable laws, rules and regulations applicable to Building and/or Common Areas as of the date of this Lease; (vii) interest, charges and fees incurred on debt; (viii) costs for which Landlord is actually reimbursed by a third party (including by any governmental entity as a result of a condemnation); (ix) subject to Section 11, costs of repairs or other work occasioned by fire, acts of God or other casualties to the extent covered under insurance policies actually carried by Landlord (or would have been covered under insurance policies required to be carried by Landlord under this Lease); (x) costs arising from Landlord's violation of any lease for the Building; (xi) depreciation or amortization; or
(xii) costs incurred to remediate or `cleanup' the presence of Hazardous Materials (as defined in subsection 8(b)) for which Landlord is responsible under subsection 8(k), except that the costs of any monitoring required by governmental authorities to investigate the possible presence of Hazardous Materials in or on the Property (as opposed to monitoring conducted as part of a remediation or "clean-up" plan for the Property) shall be included Operating Expenses. Improvements that comply with applicable law because they complied with laws which were in effect as of the date of construction of such improvements (but are not in compliance with laws which would be applicable if the improvements were to be constructed as of the date of this Lease) shall be deemed to be in compliance with applicable laws and not subject to the exclusion referenced in clause (vi) above.

        (d) Estimates of Operating Expenses. During December of each calendar year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amount of Operating Expenses which will be payable for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the estimated amount; provided, however, that if notice is not given in December, Tenant shall continue to pay on the basis of the then applicable Rent until the month after the notice is given. If at any time it appears to Landlord that the amount payable for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may give notice to Tenant of Landlord's revised estimate for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate; provided, however, that Landlord shall not give notice of a revised estimate for any year more frequently than once a calendar quarter.

        (e) Annual Adjustment. Within one hundred twenty (120) days after the close of each calendar year of the Term, or as soon after the one hundred twenty
(120) day period as practicable, Landlord shall deliver to Tenant a statement of the actual Operating Expenses for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of Operating Expenses due. If, on the basis of the statement, Tenant owes an amount that is more than the estimated payments for the calendar year previously made by the Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The statement of Operating Expenses shall be presumed correct and shall be deemed final and binding upon Tenant unless (i) Tenant in good faith objects in writing thereto within thirty (30) days after delivery of the statement to Tenant (which writing shall state, in reasonable detail, all of the reasonable detail, all of the reasons for the objection); and (ii) Tenant pays in full, within thirty (30) days after delivery of the statement to Tenant, any amount owed by Tenant with respect to the statement which is not in dispute. Within thirty (30) days after receipt by Tenant of Landlord's statement of Operating Expenses for any prior calendar year during the Term, Tenant or its authorized representative shall have the right (at Tenant's sole cost) to inspect the books of Landlord (but only with respect to the calculation of Operating Expenses reflected in such statement) during the business hours of Landlord at Landlord's office in the Building or such other location as Landlord reasonably may specify, for the purpose of verifying the information contained in the statement. If Tenant objects to Landlord's allocation to this Property of the cost of blanket insurance, such allocation shall nonetheless be presumed correct and shall be deemed final and binding upon Tenant unless Tenant's timely written objection includes credible evidence that Landlord could have obtained substantially comparable insurance coverage for this Property alone at lower cost.

        (f) Definition of Real Property Taxes. The term "Real Property Taxes" shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax, other than net income, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof.

The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Property or become payable during the Term. Real Property Taxes shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense (i) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term permitted by the assessing authority; (ii) imposed on land and improvements other than the Property; (iii) attributable to Landlord's net income, inheritance, gift, transfer, franchise, or estate taxes; or (iv) construction of tenant improvements in premises for the exclusive use of other occupants of the Property.

        (g) Acknowledgment of Parties. It is acknowledged by Landlord and Tenant that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. Subject to subsection 5(f) of this Lease, it is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause ate to be included within the definition of Real Property Taxes for purposes of this Lease.

        (h) Taxes on Tenant Improvements and Personal Property. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any Real Property Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord. Tenant may in good faith contest any tax or assessment referenced in this subsection 5(h), so long as (i) any lien on the Property and/or the Premises is immediately discharged and (ii) Landlord is not subject to any civil or criminal liability as a result of such contest. Tenant shall indemnify, protect, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, costs, fees and expenses (including attorneys' fees) arising out of or resulting from such contest.

6. Proration of Rent. If the Commencement Date is not the first day of the month, or if the end of the Term is not the last day of the month, Rent shall be prorated on a monthly basis (based upon a thirty (30) day month) for the fractional month during the month which this Lease commences or terminates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to subsection 5(e) which are to be performed after the termination.

7. Tenant Improvements.

        (a) As of the date Landlord tenders possession of the Premises to Tenant, the Building and the Premises will comply with the requirements of Title 24 and the Americans with Disabilities Act, and all Building systems, including without limitation the HVAC, plumbing, and electrical systems, servicing the Premises will be in good working order, and the roof will be in good condition and repair. Tenant shall have thirty (30) days from the date Landlord tenders possession of the Premises to Tenant to notify Landlord in writing if the Building, the Premises, the Building systems or the roof does not meet the standards described above, and Landlord shall remedy the problem identified in Tenant's notice as soon as practicable. Subject to the above and other representations, warranties and covenants of Landlord specifically set forth in the Lease, if any, Tenant shall accept possession of the Premises in its "as is" condition as of the date Landlord tenders possession of the Premises to Tenant and Tenant acknowledges that Landlord has no obligation to improve or modify the Premises. Notwithstanding the foregoing, Landlord shall, at its sole expense, remedy any violation of Applicable Laws (as defined in subsection 8(a)) that exists as of the date the Premises are delivered to Tenant, provided Tenant gives Landlord timely notice thereof as provided above.

        (b) Tenant may construct within the Premises certain tenant improvements ("Tenant Improvements") in accordance with this Section 7. Tenant will provide Landlord with preliminary plans and specifications and working drawings for the Tenant Improvements, which Landlord shall have the right to approve, and which approval shall not be unreasonably withheld or delayed; provided, however, Landlord shall have the right to withhold such approval if Landlord in good-faith determines that the proposed Tenant Improvements materially and adversely affect the structure, roof, centralized systems (i.e., HVAC, electricity, plumbing, water, sewer, etc.) servicing the Building or exterior appearance of the Building and/or the Premises. Notwithstanding anything to the contrary herein, Landlord acknowledges that it has approved the preliminary plans and specifications identified in Exhibit C attached hereto. Tenant shall construct the Tenant Improvements in accordance with the plans and specifications and working drawings, approved by Landlord, in good and workmanlike manner, using new or good quality materials and in accordance with all applicable governmental laws, rules and regulations. Any proposed change in the approved plans and specifications and/or the working drawings shall be subject to Landlord's further approval as specified above. The contractor and any primary subcontractors engaged to construct and install such Tenant Improvements shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. Landlord shall respond to Tenant's request for Landlord's approval required under this Section 7 within three (3) business days of such request.

        (c) Landlord shall contribute to the cost of the Tenant Improvements a tenant improvements allowance ("Tenant Improvement Allowance") in an amount not to exceed the Maximum Allowance referenced in the Basic Lease Information, as specified below. The Tenant Improvement Allowance will only be allocated to and payable in connection with the costs of design, construction and permitting of improvements to be made within the Premises, and shall not be used for any other purpose except as provided below. For example; the Tenant Improvement Allowance may not be used for Tenant's furniture, fixtures and/or equipment, except that the portion of the Tenant Improvement Allowance in excess of the Base Allowance (the "Overage Allowance") may be used for fixtures and/or equipment needed in connection with the "clean room" installed by Tenant.

        (d) Tenant shall submit to Landlord a written request for payment together with invoices and other reasonable substantiating documentation with respect to the Tenant Improvements, and, within fifteen (15) business days after Landlord's receipt thereof, Landlord shall pay directly to Tenant's contractor the amounts requested in the submitted invoices, but only if all of the following conditions have been satisfied: (1) on the date of such request, no Event of Default exists with respect to Tenant's obligations under the Lease;
(2) Tenant provides Landlord with an application for payment from Tenant's contractor, itemizing all work theretofore performed by Tenant's contractor (or subcontractor or any other person supplying labor or materials during the period covered by such application) and certifying to Landlord that the work and/or materials for which reimbursement is requested have been completed and conforms with the approved plans, specifications and drawings and otherwise complies with the requirements of Section 7 and Section 9 of this Lease; (3) Tenant shall have delivered to Landlord such mechanic's lien waivers as Landlord may reasonably request to assure lien-free construction and completion of the Tenant Improvements; and (4) there shall have been no mechanic's liens recorded against the Property in connection with the Tenant Improvements. If there is a dispute as to the amount owed to Tenant's contractor or if Tenant fails to meet any of the requirements described above with respect to any particular amount owed to Tenant's contractor (collectively, "Disputed Claim"), Landlord shall withhold from payment only an amount equal to 125% of the amount of the Disputed Claim. Once the Disputed Claim is resolved, Landlord agrees promptly to release the amount withheld. Subject to the limitations specified below, this procedure shall be repeated until Landlord has expended the full Tenant Improvement Allowance. Tenant shall have six (6) months (as such period may be extended one
(1) day for each day of actual delay in construction caused by a Landlord Delay or a Force Majeure Event) from tender of possession of the Premises to construct the Tenant Improvements and submit invoices and substantiating documentation therefor requesting payment by Landlord from the Tenant Improvement Allowance. If Tenant does not construct such Tenant Improvements and submit invoices and substantiating documentation therefor within such six (6) month period (as such period may be extended as described above), Tenant shall be deemed to have waived any right to claim any further payment under the Tenant Improvement Allowance. In no event shall Tenant's obligation to pay rent be reduced by any unexpended amount of the Tenant Improvement Allowance.

        (e) Notwithstanding anything to the contrary specified in the Lease, all costs, fees and expenses in excess of the Tenant Improvement Allowance (including, without limitation any of the cost of modification or improvements required by applicable governmental law, rule or regulation) arising out of the construction or installation of the Tenant Improvements shall be paid by Tenant at Tenant's sole cost and expense, except that Tenant shall not be charged for the costs of remedying any structural defect or removing (or remediating) any Hazardous Material existing in the Building as of the date the Premises are delivered to Tenant.

        (f) Landlord shall have the right to require the removal of all Tenant Improvements constructed and installed in the Premises (including, without limitation, any HVAC units or other equipment or fixtures installed on the roof of the Building) upon the expiration or earlier termination of the term of this Lease except that Landlord agrees that Tenant shall not be required to remove the improvements identified on attached Exhibit C (collectively the "Exempt Improvements"), so long as such Exempt Improvements were constructed in compliance with the plans and specifications approved by Landlord.

8. Uses of Premises.

        (a) Tenant shall use the Premises solely for the use set forth in the Basic Lease Information, and Tenant shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld except that if such proposed change in use will result in the use or storage of Hazardous Materials on the Premises or a materially different use of the Common Areas then such consent shall be given or withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion. Tenant shall, at its own cost and expense, comply with all laws, rules, regulations, orders, permits, licenses and ordinances issued by any governmental authority ("Applicable Laws") that relate to the condition, use or occupancy of the Premises during the term of this Lease, provided, however, that Tenant shall be responsible for compliance with Applicable Laws with respect to the condition of the Premises only to the extent such compliance is necessitated by Tenant's particular use of the Premises, the Tenant Improvements, the Expansion Space Improvements or any other alterations by Tenant. Subject to subsection 7(a), Landlord shall be responsible for compliance with Applicable Laws of general applicability with respect to the condition of the Premises. Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises) to other tenants in the Property.

        (b) "Hazardous Substance" shall mean the substances included within the definitions of the term "Hazardous Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42.U.S.C. Section 9601 et seq. and the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Section 25300 et seq. and regulations promulgated thereunder, as amended. "Hazardous Waste" shall mean (a) any waste listed as or meeting the identified characteristics of a "Hazardous Waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq. and regulations promulgated pursuant thereto, collectively "RCRA", or (b) any waste meeting the identified characteristics of `Hazardous Waste" under California Hazardous Waste Control Law, California Health and Safety Code Section 25100 et seq., and regulations promulgated pursuant thereto, collectively "CHWCL". "Hazardous Waste Facility" shall mean a hazardous waste facility as defined under CHWCL. "Hazardous Material" shall mean Hazardous Substance and Hazardous Waste.

        (c) Tenant covenants that, at its sole cost and expense, it will comply with all Applicable Laws with respect to the use, handling, generation, transportation, storage, treatment, disposal, presence, release, removal and/or remediation of Hazardous Material (i) by Tenant and/or Tenant's agents, employees, contractors, subtenants, licensees or invitees (collectively, "Tenant's Parties") in, on or around the Premises, and (ii) that is released in the Premises after the date the Premises are delivered to Tenant and before the Expiration Date (except to the extent caused by Landlord's agents, employees, contractors, licensees or invitees). Tenant will provide Landlord with copies of all permits registrations or other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises. Additionally, Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit D, the requirements of the Board of Fire Underwriters or Landlord's insurance carrier, and to comply with covenants, conditions and restrictions ("CC&R's"), if any, applicable to the Property.

        (d) Tenant agrees that it shall not operate on the Premises any facility required to be permitted or licensed as a Hazardous Waste Facility or for which interim status as such is required.

        (e) Tenant agrees to comply with all Applicable Laws and permits relating to any use by Tenant or Tenants' Parties of underground storage tanks (including any installation, monitoring, maintenance, closure, and/or removal of such tanks) as such tanks are defined in California Health and Safety Code,
Section 25281(u), including, without limitation, complying with California Health and Safety Code Sections 25280-25299.6 and the regulations promulgated thereunder. Tenant shall furnish to Landlord copies of all registrations and permits for all underground storage tanks.

        (f) If applicable, Tenant shall provide to Landlord in writing the following information and/or documentation at the Commencement Date and within sixty (60) days of any change in the required information and/or documentation:

               (i) A list of all Hazardous Materials that Tenant uses, handles, generates, transports, stores, treats or disposes in connection with its operations on the Premises.

               (ii) Copies of all Material Safety Data Sheets ("MSDS's") required to be completed with respect to operations of Tenant at the Premises in accordance with Title 8, California Code of Regulations Section 5194 or 42 U.S.C. Section 11021, or any amendments thereto. In lieu of this requirement, Tenant may provide a Hazardous Materials Inventory Sheet that details the MSDS's.

               (iii) Copies of all Hazardous Waste manifests, as defined in Title 22, California Code of Regulations Section 66481, that Tenant is required to complete in all connections with its operations at the Premises.

               (iv) A copy of any Hazardous Materials Management Plans required with respect to Tenant's operations.

               (v) Copies of any Contingency Plans and Emergency Procedures required of Tenant due to its operations in accordance with Title 22, Chapter 30, Article 20, of the California Code of Regulations, and any amendments thereto.

               (vi) Copies of any biennial reports to be furnished to California Department of Health Services relating to Hazardous Materials.

               (vii) Copies of all industrial waste water discharge permits.

        (g) Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "Radioactive Materials" or "Radiation", as such materials are defined in Title 17, California Code of Regulations Sections 30100(w) and (z) or possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion. The Tenant in connection with any authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation shall:

               (i) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits;

               (ii) Furnish Landlord with a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed; and

               (iii) Furnish Landlord with all licenses, registration materials, inspection reports, orders and permits in connection with the receipt, storage, possession, use, transfer or disposal or radioactive materials or radiation.

        (h) Tenant agrees to comply with any and all Applicable Laws with respect to the release into the environment of any Hazardous Materials or radiation or radioactive materials resulting from an act or omission by Tenant and/or Tenant's Parties or occurring in the Premises after the date the Premises are delivered to Tenant. Tenant agrees to notify Landlord in writing of any unauthorized release into the environment within twenty-four (24) hours of the time at which Tenant becomes aware of such release.

        (i) Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption), damages, (including diminution in value or loss of rental value following expiration or earlier termination of the Term) liabilities, costs, legal fees, and expenses of any sort arising out of or relating to any unauthorized release into the environment of Hazardous Materials or radiation or radioactive materials by Tenant or any of Tenant's Parties or as a result of Tenant's failure to comply with Subparagraphs . (a)-(h) of this section of the Lease. Notwithstanding anything to the contrary herein, Landlord agrees that Tenant will not be liable to Landlord (and Landlord releases and agrees not to sue Tenant and Tenant's Parties) with respect to any claims, losses, damages, liabilities, costs, legal fees and expenses arising out of or relating to the presence of any Hazardous Materials or radiation or radioactive materials to the extent not caused by Tenant or Tenant's Parties or Tenant's failure to comply with Subparagraphs (a)-(h) of this section of the Lease.

        (j) Tenant agrees to cooperate with Landlord in furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of Hazardous Materials or radiation or radioactive materials. Subject to Section 20, Tenant agrees to grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of Hazardous Materials, radiation or radioactive materials without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner. Except in an emergency, Tenant shall have the right to have a representative accompany Landlord at all times that Landlord is present on the Premises.

        (k) Notwithstanding Landlord's rights of inspection and review under this paragraph, Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph. Landlord shall be responsible, at its sole cost and expense, for removing or remediating Hazardous Materials to the extent (i) the Hazardous Materials are present in the Premises as of the date the Premises are delivered to Tenant,
(ii) the Hazardous Materials are released by Landlord, its agents, employees, contractors, licensees, invitees or representatives, or (iii) the Hazardous Materials are present in, on or about the Property except to the extent Tenant is responsible therefor under this Lease.

        (l) This Section 8 of the Lease shall survive termination of the Lease. If there is a conflict between this Section 8 and Section 13(a), this Section 8 shall govern. If there is a conflict between subsection 8(a) and the remainder of this Section 8, the remainder of this Section 8 shall govern.

        (m) With respect to any release of liability by Landlord or Tenant, as the case may be, in this Lease, Landlord and Tenant each agrees to relinquish all rights and benefits under California Civil Code Section 1542, which provides:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

9. Alterations.

        (a) Permitted Alterations. Tenant shall give Landlord not less than ten
(10) days' notice describing in detail any alteration Tenant desires to make to the Premises. Tenant shall not make any alteration in, on or about the Premises without the prior written consent of Landlord unless the alteration does not affect the Building structure, the exterior appearance of the Building, the roof or the Building systems (e.g., electrical systems) and the cost of the alteration is not in excess of Twenty-Five Thousand Dollars ($25,000.00). Tenant shall comply with all rules, laws, ordinances and requirements applicable at the time Tenant makes any alteration and shall deliver to Landlord a complete set of "as built" plans and specifications for each alteration. Tenant shall be solely responsible for maintenance and repair of all alterations made by Tenant. As used in this
Section 9, the term "alteration" shall include any alteration, addition or improvement to the Premises made by Tenant whether before or after the Commencement Date and regardless of whether such alterations were paid for by Tenant or in whole or in part by Landlord.

        (b) Lien. If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanics' lien or other lien is filed against the Premises, the Building, the Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant, at its own expense, shall cause it to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it " harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting from the lien.

        (c) Ownership of Alterations. Any alteration made by Tenant immediately shall become Landlord's property. Except as provided in subsection 9(d) and for the Exempt Improvements referenced in subsection 7(f), Landlord may require Tenant, at Tenant's sole expense and by the end of the Term, to remove any alterations made by Tenant and to restore the Premises to its condition prior to the alteration. Landlord shall make no claim and have no lien or other interest whatsoever in any item of Tenant's trade fixtures, equipment and personal property located in the Premises. Tenant's trade fixtures, furniture, equipment and other personal property installed in the Premises ("Tenant's Property") shall at all times be and remain Tenant's property, and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto.

        (d) Request Regarding Removal Obligation. At the time that Tenant requests Landlord's consent to any alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the alteration by the end of the Term, and to restore the Premises to its condition prior to the alteration. If Landlord fails to respond to such request, Landlord shall be deemed to have elected to require such removal.

10. Repairs.

        (a) Tenant's Obligation. Except as provided in subsection 10(b), Tenant, at all times during the Term and at Tenant's sole cost and expense, shall keep the Premises and every part thereof in good condition and repair, ordinary wear and tear, damage thereto not caused by Tenant, or caused by fire (except that if the fire was caused by Tenant, Tenant shall be responsible for any cost to the extent not covered by insurance actually in force or required to be carried under the Lease, including, without limitation, the cost of any deductible under the insurance policy), earthquake, acts of God or the elements excepted. Subject to subsection 10(b) below, the foregoing obligation shall include maintenance and repair of the roof of the Building. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

        (b) Landlord's Obligations. For purposes of this Lease, "structural portions" shall include the foundations, exterior walls, existing interior load-bearing walls, floor slabs and structural portions of the roof of the Building. Except as otherwise provided herein, Landlord, at Landlord's expense (with no right of reimbursement from Tenant), shall repair and/or replace the structural portions of the Building, unless (i) the repair and/or replacement is required in whole or in part as a result of the negligence, wilful misconduct or breach of Lease by Tenant or Tenant's Parties and (ii) insurance proceeds under a policy actually in force or required to be carried under the Lease are insufficient to cover the cost of such work (in which case Tenant shall pay to Landlord the cost of such work). Landlord's obligations described above shall specifically exclude any responsibility for painting the exterior walls of the Building. At Tenant's request, Landlord also agrees (i) to maintain, repair and replace the nonstructural portions of the roof (including the roof membrane and the roof deck) and (ii) to replace those capital items or equipment not used in connection with Tenant's "clean room," provided, however, that the cost of such maintenance, repair and/or replacement shall be payable by Tenant as part of Operating Expenses in accordance with Section 5. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to the fixtures, appurtenances and equipment therein. Landlord shall maintain the Common Areas subject to reimbursement of its expenses. Landlord shall minimize to the extent reasonably possible any disruption of Tenant's business or occupancy as a result of any maintenance or repair by Landlord but shall not be required to incur additional expenses in connection with such efforts.

11. Damage or Destruction.

        (a) Landlord's Obligation to Rebuild. Subject to the terms and conditions of this Section 11, if the Premises are damaged or destroyed, Landlord promptly and diligently shall repair the Premises unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

        (b) Right to Terminate. Landlord and Tenant each shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that the repair of the Premises or the Building cannot be completed within one hundred eighty (180) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty
(30) days after Landlord has notified Tenant of such determination, in which event this Lease shall terminate as of the date of the notification. Landlord shall so notify Tenant no later than thirty (30) days after such damage or destruction. Subject to subsection 11(g), if neither Landlord nor Tenant exercises the right to terminate this Lease, Landlord promptly shall commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Lease shall continue in full force and effect.

        (c) Limited Obligation to Repair. Landlord's obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Building shell, and any tenant improvements which are constructed and paid for as part of the Base Allowance pursuant to Section 7 and, to the extent covered under policies carried by Landlord (or would be covered under policies required to be carried by Landlord under this Lease), other tenant improvements and alterations (collectively, "Base Building"). Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment and other improvements installed by Tenant and existing at the time of the damage or destruction.

        (d) Abatement of Rent. In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Rent (except for the portion of Base Rent consisting of the Overage Rent which shall continue to be paid by Tenant except to the extent Landlord is reimbursed therefor by its insurer) temporarily shall be abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereafter enacted.

        (e) Damage Near End of Term and Extensive Damage. In addition to the rights to termination under subsections 11(b) and 11(g), either Landlord or Tenant shall have the right to cancel and terminate this Lease as of the date of the occurrence of destruction or damage if the Premises is substantially destroyed or damaged (i.e., there is damage or destruction which Landlord determines would require more than six (6) months to repair) and made untenantable during the last twelve (12) months of the Term; provided, however, that neither party shall have such right to terminate this Lease under this subsection if Tenant has a valid option to extend the Term pursuant to Section 39 and Tenant has exercised such option or exercise such option within ten (10) business days after a written request from Landlord. Landlord or Tenant shall give notice of its election to terminate this Lease under this subsection 11(e) within thirty (30) days after Landlord determines that the damage or destruction would require more than six (6) months to repair. If neither Landlord nor Tenant elects to terminate this Lease, the repair of the damage shall be governed by subsection 11(a) or 11(b), as the case may be.

        (f) Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for those proceeds which specifically insured Tenant's personal property and trade fixtures.

        (g) Uninsured Casualty. Notwithstanding anything to the contrary in this
Section 11 or elsewhere in the Lease, if a casualty occurs, to the extent the cost of repair or restoration is not covered by insurance actually carried by Landlord or required under the Lease, Tenant shall pay towards the cost of repair or restoration the lesser of (i) an amount equal to the then Base Rent for one month, or (ii) an amount equal to a commercially reasonable deductible (it being agreed that the deductibles existing as of the date of this Lease are commercially reasonable) ("Tenant's Contribution"), and Landlord shall pay the difference between the cost of repair or restoration and Tenant's Contribution, provided, however, that Landlord shall not be required to pay more than the difference between five percent (5%) of the replacement cost of the Base Building ("Cap") and Tenant's Contribution. Tenant's Contribution shall be paid by Tenant as a lump-sum payment, and shall not be subject to amortization under
Section 5. If the cost of repair or restoration exceeds the Cap, then, Landlord may, at its option, give written notice to Tenant terminating the Lease within thirty (30) days after Landlord reasonably ascertains the cost of repair or restoration. Tenant shall have the right within thirty (30) days after the receipt of such notice from Landlord to give written notice to Landlord of Tenant's commitment to pay for the cost of repair or restoration to the extent such cost exceeds the Cap, together with the required funds or satisfactory assurance thereof. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible to the extent the required funds are available. If Tenant does not give such notice and provide the funds or assurance thereof within the time specified above, this Lease shall terminate as of the date specified in Landlord's notice of termination.

12. Eminent Domain. If all or any part of the Premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses, the unamortized value (allocable to the remainder of the Term) of any improvements installed at Tenant's expense, which are not removal, and removal of Tenant's trade fixtures and personal property.

13. Indemnity and Insurance.

        (a) Indemnity. Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and its constituent parts and hold them harmless from, any and all liability for any loss, damage or injury to person or property occurring (i) in or on the Premises or, (ii) to the extent caused by the negligence, wilful misconduct or breach of Lease by Tenant or Tenant's Parties, whether in, on or about the Premises, and Tenant hereby releases Landlord and its constituent parts from any and all liability for the same, except to the extent such loss, damage or injury is determined to have been caused by the wilful misconduct or sole active negligence of Landlord. Tenant's obligation to indemnify Landlord and its constituent parts hereunder shall include the duty to defend against any claims asserted by reason of any loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Notwithstanding the foregoing, Landlord shall not be released from, and shall indemnify, defend and protect Tenant from, all damages, liabilities, judgments, actions, claims, attorneys' fees, payments, costs and expenses arising from Landlord's gross negligence or wilful misconduct.

        (b) Insurance. At all times during the term of this Lease, Tenant shall carry, at its own expense, for the protection of Tenant, Landlord, Landlord's constituent parts and Landlord's management agents, as their interests may appear, one or more policies of commercial general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with minimum coverages of One Million Dollars ($1,000,000) for injury to one person in any one accident, Three Million Dollars ($3,000,000) for injuries to more than one person in any one accident and Two Million Dollars ($2,000,000) in property damage per accident and insuring against any and all liability for which Tenant is responsible under this Lease. The insurance policy or policies shall name Landlord, Landlord's constituent parts and Landlord's management agents as additional insureds, and shall provide that the policy or policies may not be cancelled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing the insurance. If Tenant fails to carry the insurance and furnish Landlord with copies of all the policies after a request to do so, Landlord shall have the right to obtain the insurance and collect the cost thereof from Tenant as additional Rent.

        (c) During the Term, Landlord shall maintain a standard policy or policies of "all risk" fire and extended. coverage insurance as such policies are in use as of the date of this Lease (excluding perils such as earthquake, flood and other standard "all risk" policy form exclusions) for the full replacement cost of the Building (but specifically excluding Tenant's trade fixtures, equipment and personal property), subject to a deductible provision. Landlord may also elect, but is not required, to carry earthquake insurance.

14. Assignment and Subletting.

        (a) Landlord's Consent. Tenant shall not assign, sublet or otherwise transfer all or any portion of Tenant's interest in this Lease (collectively, "sublet") without Landlord's prior written consent, which consent shall not be unreasonably withheld. Consent by Landlord to one sublet shall not be deemed to be a consent to any subsequent sublet.

        (b) Effect of Sublet. Each sublet to which Landlord has consented shall be by an instrument in writing, in a form satisfactory to Landlord as evidenced by Landlord's written approval. Each sublessee shall agree in writing, for the benefit of Landlord, to assume, to be bound by and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease, and Landlord shall have the right to proceed against Tenant without proceeding against the subtenant.

        (c) Information to be Furnished. If Tenant desires at any time to sublet the Premises, Tenant first shall notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed subtenant;
(ii) the nature of the proposed subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease and a copy of the proposed sublease form; and (iv) such financial information, including financial statements, as Landlord reasonably may request concerning the proposed subtenant.

        (d) Landlord's Election. At any time within thirty (30) days after Landlord's receipt of the information specified in subsection 14(c), Landlord, by written notice to Tenant, may elect either (i) to consent to the sublet by Tenant; or (ii) to refuse its consent to the sublet. If Landlord fails to elect either of the alternatives within the thirty (30) day period, it shall be deemed that Landlord has refused its consent to the sublet. If Landlord refuses its consent, Landlord shall deliver to Tenant a statement of the basis for its refusal. Any attempted sublet without Landlord's consent shall not be effective.

        (e) Payment Upon Sublet. If Landlord consents to the sublet, Tenant thereafter may enter into a valid sublet of the Premises or portion thereof, upon the terms and conditions set forth in the information furnished by Tenant to Landlord pursuant to subsection 15(c), subject to the condition that fifty percent (50%) of any excess of the monies received by Tenant under the sublet ("subrent") over the Rent required to be paid by Tenant hereunder shall be paid to Landlord (after deducting costs to Tenant to effectuate the subletting for alterations installed in the subleased premises for the proposed subtenant, brokerage or leasing commissions, and redecorating and remodeling costs). The provisions of this subsection 14(e) shall not apply to sublettings or other transfers as set forth in subsections 14(g) or 14(h) hereof. Upon Landlord's written request, Tenant shall deliver to Landlord written evidence of such subletting costs incurred by Tenant. Any subrent to be paid to Landlord pursuant hereto shall be payable to Landlord as and with the Base Rent payable to Landlord hereunder pursuant to the terms of Section 4. The term "subrent" as used herein shall include any consideration of any kind received, or to be received, by Tenant from the subtenant, if the sums are related to Tenant's interest in this Lease or in the Premises, including, without limitation, bonus money, and payments (in excess of fair market value thereof) for Tenant's assets, fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles and any capital stock or other equity ownership of Tenant.

        (f) Executed Counterparts. No sublet shall be valid nor shall any subtenant take possession of the Premises until an executed counterpart of the sublease has been delivered to Landlord and approved in writing.

        (g) Transfer to Purchaser. A sale or transfer of Tenant's capital stock, including without limitation, a transfer in connection with the merger, consolidation or nonbankruptcy reorganization of Tenant and any sale through any public exchange or national market system, shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises.

        (h) Transfers to Affiliates. Tenant may assign this Lease or sublet the Premises, without Landlord's consent, to any person or entity which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that the assignee assumes, in full, the obligations of Tenant under this Lease.

15. Default.

        (a) Tenant's Default. At the option of Landlord, a material breach of this Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Rent, including Tenant's Percentage Share of Operating Expenses, or any other sum required to be paid hereunder, within five
(5) days of written notice from Landlord, together with interest at the Interest Rate (if such payment is not received during such five (5) day grace period), from the date the amount became due through the date of payment, inclusive; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within fifteen (15) days after written notice from Landlord if the breach could reasonably be cured within the fifteen (15) day period; provided, however, if the failure could not reasonably be cured within the fifteen (15) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty
(30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have abandoned the Premises;
(vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days;
(vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Section 23 or 25 within two (2) business days after written notice from Landlord. An Event of Default shall constitute a default under this Lease.

        (b) Remedies Upon Tenant's Default. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

               (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably-avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (1) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The "worth at the time of award' of the amounts referred to in subsections
(ii)(a) and (ii)(b) is computed by allowing interest at the Interest Rate, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in subsection (ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

        (c) Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty
(30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform the obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the thirty (30) day period and thereafter shall diligently prosecute the same to completion. If Landlord fails to perform its obligations within the time period provided in the foregoing sentence, Tenant may proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages caused by such failure to perform (except to the extent Tenant has waived its right to damages resulting from injury to person or damage to property as provided herein). If Landlord fails to perform its obligations under the Lease, in an emergency, after written notice to Landlord, Tenant may cure such failure and the costs reasonably incurred by Tenant shall be payable by Landlord upon documentation therefor.

16. Landlord's Right to Perform Tenant's Covenants. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, after the expiration of the applicable cure period Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

17. Security Deposit.

        (a) Tenant has deposited with Landlord the Security Deposit, in the amount specified in the Basic Lease Information, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Landlord may expend or become obligated to expend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is used or applied, Tenant shall deposit with Landlord, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration or earlier termination of the Term and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire Security Deposit except for amounts that Landlord has deducted therefrom or that are needed by Landlord (as reasonably determined by Landlord) to cure defaults of Tenant under this Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease.

        (b) In the event, Landlord disburses funds in excess of the Base Allowance pursuant to the terms of the Tenant Improvements Construction Agreement (the "Overage Allowance"), then, within fifteen (15) days after Landlord's demand therefor, Tenant shall deliver to Landlord an irrevocable, standby letter of credit payable to Landlord in an amount equal to eighty percent (80%) of the Overage Allowance, which amount may be reduced as specified below. Such letter of credit shall be for a term of five (5) years or if less than five (5) years, Tenant shall deliver a replacement letter of credit which satisfies the requirement of this Section 17(b) not later than fifteen (15) days prior to the expiration of the prior letter of credit delivered by Landlord. The letter of credit shall be in a form and issued by a financial institution reasonably approved by Landlord in the form of attached Exhibit E, which Exhibit may be attached to this Lease after execution thereof. If an Event of Default shall have occurred on account of Tenant's failure to pay any amount of Rent payable under this Lease or if Tenant fails to deliver any replacement letter of credit within five (5) days of the time period specified above, then Landlord without notice or approval from Tenant or any further cure period, and in addition to all other remedies, shall be entitled to (i) submit such letter of credit for payment and receive the funds payable pursuant to the letter of credit, if Tenant failed to deliver a replacement letter of credit as provided herein, or (ii) make a partial draw on the letter of credit in the amount of the past due Rent. The funds so received by Landlord pursuant to the letter of credit shall be used, held and applied as an additional security deposit in accordance with subsection 17(a). If Landlord draws upon the letter of credit due to Tenant's failure to provide a replacement letter of credit as provided herein, Tenant shall have the right to deliver to Landlord a replacement letter of credit in the amount of the previous letter of credit and which otherwise satisfies the requirements of this Section 17(b) and, upon receipt of such replacement letter of credit, Landlord shall return to Tenant the proceeds of such earlier letter of credit. So long as no Event of Default exists, on each of the second, third and fourth anniversary dates of the

Commencement Date, the amount of the letter of credit required to be delivered to Landlord shall be reduced by an amount equal to twenty percent (20%) of the Overage. Allowance.

18. Surrender of Premise. Except as expressly provided in the Lease, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear, acts of God, casualties (except that if Tenant or Tenant's Parties caused a casualty, Tenant shall be responsible for the costs of repair to the extent not covered by insurance actually carried by Landlord or required to be carried under this Lease, including, without limitation, the amount of any deductible), condemnation, and Hazardous Materials for which Tenant or Tenant's Parties are not responsible pursuant to Section 8 excepted, and provided further that Tenant shall be obligated to remove any alterations installed by Tenant (whether before or after the Commencement Date) which Landlord is entitled to require to be removed in accordance with the terms of this Lease. Tenant shall remove from the Premises all of Tenant's personal property, trade fixtures and any alterations required to be removed pursuant to Section 9. Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Landlord may remove the property and store it at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

19. Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the termination of this Lease, the tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to one hundred fifty percent (150%) of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease and Tenant shall vacate the Premises immediately upon Landlord's request.

20. Access to Premises. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon at least one business day's notice, except in the case of an emergency (in which event no notice shall be necessary), to inspect the Premises; to post Notices of Nonresponsibility and similar notices and to show the Premises to interested parties such as prospective mortgagors, purchasers and tenants; to make necessary alterations, additions, improvements or repairs either to the Premises, the Building or other premises within the Building; and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's operations. Except in the event of any emergency, Tenant shall have the right to have a representative accompany Landlord at all times that Landlord is present on the Premises.

21. Signs. The size, design, color, location and other physical aspects of any sign in or on the Building shall be subject to the CC&R's, if any, Rules and Landlord's approval prior to installation, and to any appropriate municipal or other governmental approvals. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs. Subject to the foregoing, Insync Systems, Inc. shall have the right to use the monument signs existing as of the date of this Lease located on Centre Point Drive and Capitol Avenue. Landlord hereby approves of the use of Tenant's sign as described in Exhibit F, which Exhibit may be attached to this Lease after execution thereof.

22. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives and releases the other of and from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur in the Premises, the Building or the Property; to improvements to the Building or personal property (building contents) within the Building; or to any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Lease or which is actually insured against, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies required to be carried under this Lease by Landlord or Tenant or actually carried by Landlord or Tenant, but only if the insurance in question permits such a partial release in connection with obtaining a waiver of subrogation from the insurer. Because this
Section 22 will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section.

23. Subordination.

        (a) Subordinate Nature. Except as provided in subsection 23(b), this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Property, the Building or the Premises, to the CC&R's, if any, and to all renewals, modifications, consolidations, replacements and extensions thereof. Within ten (10) days after Landlord's written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Lessor"), or the holder or holders of any mortgage or deed of trust

("Holder") to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be. Notwithstanding the foregoing, Landlord represents that as of the date of this Lease, there is no deed of trust, mortgage or ground lease encumbering the Premises or the Property.

        (b) Possible Priority of Lease. If a Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within seven (7) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

        (c) Recognition or Attornment Agreement. Notwithstanding subsection 23(a), so long as no Event of Default exists, each Lessor or Holder shall recognize and shall not disturb Tenant's interest in the Premises and this Lease, Tenant shall receive all the rights and services provided for under this Lease, and Tenant may continue to occupy the Premises.

24. Transfer of the Property. Upon transfer of the Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and from all liability for the Security Deposit, provided that Landlord delivers that Security Deposit to such transferee and such transferee assumes in writing all of Landlord's obligations arising under this Lease after such transfer (including, without limitation, the Tenant Improvement Allowance and the Expansion Space Allowance payable by Landlord under this Lease). Subject to
Section 23, Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

25. Estoppel Certificates. Within ten (10) days following written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, in the form prepared by Landlord. The certificate shall: (i) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of the Landlord, state the nature of the uncured defaults; and (iii) evidence the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Property from Landlord. The provisions of this Section 25 shall be reciprocal and, within ten (10) days after Tenant's request, Landlord shall execute a similar estoppel certificate in Tenant's favor.

26. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Property and shall offer the beneficiary or mortgagee the same time period provided to Landlord, under Section 15(c) to cure (which time period may, but need not, run concurrently with Landlord's cure period), provided that Landlord has provided Tenant with the name and current address of such beneficiary or mortgagee.

27. Attorneys' Fees. If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, such attorneys' fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor.

28. Brokers. Landlord and Tenant each warrants and represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made by any other broker or individual with whom the indemnitor has dealt for commissions or fees resulting from this Lease.

29. Parking. Tenant shall have the right to park in the Building's parking facilities in common with other tenants of the Building upon terms and conditions, as may from time to time be established by Landlord. Tenant agrees not to use in excess of its proportionate share of parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants, except that Tenant shall have the nonexclusive use of one hundred eighty-seven (187) parking spaces on the Property. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. Insync Systems, Inc. (but not any subtenant or assignee of Insync) shall be permitted to place along the parking spaces immediately abutting the Building frontage and immediately abutting the west side of the Building signs identifying that such spaces are for Insync's exclusive use, provided, however, that Tenant acknowledges that Landlord will not police or enforce such use restrictions and the requirements of Section 21 shall apply with respect to such signage.

30. Utilities and Services. Tenant shall be solely responsible for obtaining and paying for all utilities and services, including heating, air conditioning, ventilation (i.e., HVAC service contracts, janitorial and security) in connection with the Premises. Except as provided below, Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of, Landlord's failure to furnish or Tenant's failure to obtain any such utility or service any of the foregoing. If an interruption of utilities or services that materially impairs Tenant's ability operate its business continues for more than fifteen (15) consecutive days and either (i) such interruption is entirely within Landlord's control to remedy, or (ii) such interruption was caused by the negligence or wilful misconduct of Landlord, its agents, employees, representatives or contractors, Tenant shall be entitled to an abatement of Rent (except for the Overage Rent portion of Base Rent which Tenant shall continue to pay except to the extent Landlord is reimbursed therefor by its insurer) from the 16th day until the end of such interruption.

31. Modification for Lender. If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially affect Tenant's rights, duties or liabilities hereunder, as determined in Tenant's good-faith judgment.

32. Acceptance. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof and receipt by Landlord of the Rent for the first month of the Term and the Security Deposit in connection with Tenant's submission of the offer, Landlord shall be entitled to retain the sums and apply them to damages, costs and expenses incurred by Landlord if Tenant fails to occupy the Premises. If Landlord rejects the offer, the sums shall be returned to Tenant.

33. Use of Names. Tenant shall not use the name of the Building or the name of the business park in which the Building is located in the name or title of its business or occupation without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant's consent and without any liability to Landlord.

34. Recording. Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.

35. Quitclaim. Upon any termination of this Lease pursuant to its terms, Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises, Building and Property created by this Lease.

36. Notices. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be given by hand delivery, telecopy or the United States mail. Notices which are sent by telecopy shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

37. Landlord's Exculpation. In the event of default, breach or violation by Landlord (which term includes Landlord's partners, co-venturers and co-tenants, and officers, directors, employees, agents and representatives of Landlord and Landlord's partners, co-venturers and co-tenants) of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Building and Property or the proceeds of a public sale of the ownership interest pursuant to the foreclosure of a judgment against Landlord. Landlord shall not be personally liable, or liable in any event, for any deficiency beyond its ownership interest in the Building and Property.

38. Additional Structures. Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building shall in no way alter this Lease or impose any liability on Landlord.

39. Option to Extend.

        (a) Terms of Option. Provided that an Event of Default does not exist under this Lease either at the time of exercise of the right to extend or on the Expiration Date, Tenant shall have the non-assignable right (except that the right shall be assignable to entities in connection with a transfer, provided that Landlord's consent is not required in connection therewith under subsections 14(g) and (h)), at its option, to extend this Lease for two (2) periods of five (5) years each (collectively the "Extension Terms") commencing on the Expiration Date. For purposes of this Section 39, the term Expiration Date shall be deemed to be the last day of the original sixty (60) months terms with respect to the exercise of Tenant's right to extend for the First Extension Term and the last day of the first Extension Term with respect to the exercise of Tenant's right to extend for the Second Extension Term. If Tenant elects to extend this Lease for an Extension Term, Tenant shall give unequivocal written notice ("Exercise Notice") of its exercise to Landlord not less than six (6) months, nor more than nine (9) months prior to the Expiration Date. Tenant's failure to give the Exercise Notice in a timely manner shall be deemed a waiver of all of Tenant's rights to extend under this Section 39. The terms, covenants and conditions applicable to the Extension Term shall be the same terms, covenants and conditions of this Lease except that (i) Tenant shall not be entitled to any further option to extend under this Section 39, except for the second option to extend after exercise of the first option, and (ii) the Base Rent for the Premises during the Extension Term shall be determined as provided in subsection 39.b. below, and (iii) Landlord shall have no obligation to improve or otherwise modify the Premises or to provide any tenant improvement allowance.

        (b) Determination of Bad Rent During Extension Term.

               (i) Agreement on Rent. Subject to the limitations of this Section, Landlord and Tenant agree that the Base Rent during each Extension Term shall be equal to ninety-five percent (95%) of the fair market rental value of the Premises at the time Tenant exercises its option to extend the Term. Landlord and Tenant shall have thirty (30) days after Landlord receives the Exercise Notice with respect to such Extension Term in which to agree on the Base Rent during the Extension Term. In determining the fair market rental value of the Premises during the Extension Term, consideration shall be given to the uses of the Premises permitted under this Lease, the quality, size, design and location of the Premises (but excluding the value of Tenant Improvements to the extent paid for with the Overage Allowance and alterations paid for by Tenant), and the rental value of comparable space located in the proximity of the Building. In no event shall the Base Rent for the Extension Term be less than the Base Rent last payable under this Lease during the last full month prior to the commencement of the applicable Extension Term. If Landlord and Tenant agree on the Base Rent for the Extension Term during the thirty (30) day period, they shall immediately execute an amendment to this Lease stating the Base Rent.

               (ii) Selection of Appraisers. If Landlord and Tenant are unable to agree on the Base Rent for the Extension Term within the thirty (30) day period, then within fifteen (15) days after the expiration of the thirty (30) day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and disinterested real estate appraiser with at least five (5) years full-time commercial appraisal experience in area in which the Premises is located to appraise and set the Base Rent during the Extension Term. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Base Rent during the Extension Term. If two (2) appraisers are appointed by Landlord and Tenant as stated in this section, they shall meet promptly and attempt to set the Base Rent for the Extension Term. If the two (2) appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this section within ten (10) days after the last day the two (2) appraisers are given to set the Base Rent. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' notice to the other party, can apply to the then president of the real estate board of Santa Clara County, or to the Presiding Judge of the Superior Court of Santa Clara County for, the selection of a third appraiser who meets the qualifications stated in this section. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

               (iii) Value Determined By Three (3) Appraisers. Within thirty
(30) days after the selection of the third appraiser, a majority of the appraisers shall set the Base Rent for the Extension Term. If a majority of the appraisers is unable to set the Base Rent within the stipulated period of time, Landlord's appraiser shall arrange for simultaneous exchange of written appraisals of the fair market rental value of the Premises from each of the appraisers and the three (3) appraisals shall be added together and their total divided by three (3); ninety-five percent (95%) of the resulting quotient shall be the Base Rent for the Premises during the Extension Term. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); ninety-five percent (95%) of the resulting quotient shall be the Base Rent for the Premises during the Extension Term. If both the low appraisal and the high appraisal are disregarded as stated in this Paragraph; ninety-five percent (95%) of the middle appraisal shall be the Base Rent for the Premises during the Extension Term.

               (iv) Notice to Landlord and Tenant. After the Base Rent for the Extension Term has been set, the appraisers shall immediately notify Landlord and Tenant, and Landlord and Tenant shall immediately execute an amendment to this Lease stating the Base Rent.

40. Right of First Negotiation. Subject to the rights of any other tenants in the Project as of the Commencement Date and provided that no Event of Default exists under this Lease, in the event any space in the Project becomes available or will become available for lease during the term of this Lease, then not less than five (5) days prior to offering such space to any other party Landlord shall deliver written notice to Tenant advising Tenant when such space will become available and of Landlord's intent to offer such space for lease (the "Availability Notice"). If Tenant expresses an interest in leasing such space Landlord agrees to negotiate with Tenant regarding the terms and conditions of a proposed lease regarding such space; provided however if Landlord and Tenant have not executed a letter of intent regarding such space within five (5) days after the delivery of Availability Notice concerning the availability of such space or fully executed a lease within twenty (20) days after the delivery of the Availability Notice, then Landlord shall have no further obligation to negotiate with Tenant concerning such space and Landlord shall be entitled to enter into a lease with any other person for such space on such terms and conditions as may be acceptable to Landlord acting in Landlord's sole and absolute discretion. Landlord shall not be obligated to deliver an Availability Notice to Tenant with respect is any space which is subject to the rights of any other tenant as of the Commencement bate of this Lease or with respect to any space where the tenant or subtenant occupying such space decides to renew, extend or enter into a new lease for continued occupancy of such space.

41. Expansion Space. Landlord expects that the approximately 23,371 square foot space located adjacent to the Premises as shown on attached Exhibit G (the "Expansion Space") will become vacant and available for lease on April 1, 1996. However, the tenant currently occupying the Expansion Space (the "Expansion Tenant") may elect to extend its lease of the Expansion Space by delivery of written notice to Landlord or on before October 1, 1995. If the Expansion Tenant does not elect to extend the term of such lease for the Expansion Space, Landlord shall lease to Tenant and Tenant shall lease from Landlord the Expansion Space on the following terms and conditions:

        (a) The commencement date for lease of the Expansion Space shall be ninety (90) days after Landlord tenders possession of the Expansion Space to Tenant as provided in subsection 41 (g) (the "Expansion Space Commencement Date"). Landlord anticipates tendering possession of the Expansion Space to Tenant on April 1, 1996.

From and after the date Landlord tenders possession of the Expansion Space as provided above, the Premises shall be deemed to include the Expansion Space, subject to the terms and conditions of this Lease.

        (b) Effective upon the Expansion Space Commencement Date, the term of the Lease shall be extended so that the Expiration Date of the Lease shall occur on the expiration of the sixtieth (60th) full calendar month after the Expansion Space Commencement Date.

        (c) Tenant acknowledges that, as of the date hereof, Landlord does not have possession of the Expansion Space and that the Expansion Tenant is scheduled to surrender the Expansion Space to Landlord on March 31, 1996, if the Expansion Tenant does not exercise its rights to extend the term of its lease. If for any reason Landlord cannot deliver possession of the Expansion Space to Tenant on April 1, 1996, then: (1) Tenant shall not be obligated to pay Rent with respect to the Expansion Space until the Expansion Space Commencement Date;
(2) the failure shall not affect the validity of the Lease, or the obligations of Tenant under the Lease; (3) Landlord shall not be subject to any liability; and (4) Landlord and Tenant shall thereafter execute a memorandum substantially in the form attached as Exhibit B to the Lease specifying the Expansion Space Commencement Date. If the Expansion Tenant fails to exercise its rights to extend the term of its lease and fails to surrender the Expansion Space on March 31, 1996, Landlord shall diligently make reasonable efforts to obtain possession of the Expansion Space, including, without limitation, commencing an unlawful detainer action. However, notwithstanding the foregoing, if Landlord fails to deliver the Expansion Space as of July 1, 1996, Tenant may terminate the Lease with respect only to the Expansion Space (but not the Premises) by giving Landlord written notice of such termination on or before July 10, 1996, except that if Landlord delivers the Expansion Space before Tenant exercises its right to terminate, Tenant shall have no further right to terminate under this subsection.

        (d) Effective as of the Expansion Space Commencement Date, Tenant's Percentage Share specified in the Basic Lease Information shall be amended as follows:

        "34.39% of Property

        50.69% of Building in which Expansion Space is located

        100% of Building in which Initial Premises is located"

        (e) Within five (5) days after tender of the Expansion Space to Tenant, Tenant shall increase the Security Deposit by the sum of $16,827 which sum shall be held and applied by Landlord in accordance with subsection 17(a).

        (f) Effective as of the Expansion Space Commencement Date, Base Rent payable for the Premises shall be as follows:

        Expansion Space Commencement Date --
        expiration of 30th month of Term           $48,528.20 per month

        Commencement of 31st month of Term -
        Expiration Dare of Term (as extended
        pursuant to Section 41 (b) above)          $51,382.80 per month

        (g) As of the date Landlord tenders possession of the Expansion Space to Tenant, the Expansion Space will comply with the requirements of Title 24 and the Americans with Disabilities Act, and all Building systems, including without limitation the HVAC, plumbing, and electrical systems, servicing the Expansion Space will be in good working order, and the roof will be in good condition and repair. Tenant shall have thirty (30) days from the date Landlord tenders possession of the Expansion Space to Tenant to notify Landlord in writing if the Expansion Space, the Building systems or the roof does not meet the standards described above, and Landlord shall remedy the problem identified in Tenant's notice as soon as practicable. Subject to the above and other representations, warranties and covenants of Landlord specifically set forth in the Lease, if any, Tenant shall accept possession of the Expansion Space in an "as-is" condition, provided, however, that (i) approximately 20%-30% of the Expansion Space shall consist of office space along the front side of the Expansion Space building and approximately 70%-80% of the Expansion Space shall consist of warehouse/light manufacturing space, and (ii) the level and quality of HVAC and other building systems in the Expansion Space shall be comparable to that existing in the Expansion Space as of the date of this Lease. Except as provided above, Landlord shall have no obligation to improve or modify the Expansion Space and makes no representations or warranties concerning the condition of the Expansion Space or the suitability or fitness of the Expansion Space for Tenant's use. Notwithstanding anything to the contrary herein, if the Expansion Space fails to comply with Applicable Laws as of the date the Expansion Space is tendered to Tenant, provided Tenant gives Landlord written notice detailing any such failure to comply within thirty (30) days of the date possession is tendered, Tenant may terminate the Lease with respect only to the Expansion Space (but not the Premises) if Landlord fails to cure such noncompliance within ninety (90) days of Tenant's notice. Tenant must exercise its right to terminate, if at all, as of the expiration of the 90-day cure period.

        (h) Tenant may construct alterations within the Expansion Space in accordance with and subject to Section 9 of the Lease (the "Expansion Space Improvements").

        (i) Landlord shall contribute to the cost of the Expansion Space Improvements a tenant improvements allowance ("Expansion Space Allowance") in an amount not to exceed $186,808, as specified below. The Expansion Space Allowance will only be allocated to and payable in connection with the costs of design, construction and permitting of improvements to be made within the Expansion Space and shall not be used for any other purpose. For example, the Expansion Space Allowance may not be used for Tenant's furniture, fixture and/or equipment.

        (j) Tenant shall submit to Landlord a written request for payment together with invoices and other reasonable substantiating documentation with respect to the

Expansion Space Improvements, and, within fifteen (15) business days after Landlord's receipt thereof, Landlord shall pay directly to Tenant's contractor the amounts requested in the submitted invoices, but only if all of the following conditions have been satisfied: (1) on the date of such request, no Event of Default exists with respect to Tenant's obligations under the Lease;
(2) Tenant provides Landlord with an application for payment from Tenant's contractor, itemizing all work theretofore performed by Tenant's contractor (or subcontractor or any other person supplying labor or materials during the period covered by such application) and certifying to Landlord that the work and/or materials for which reimbursement is requested have been completed and conforms with the approved plans specifications and drawings and otherwise complies with the requirements of Section 9 of this Lease; (3) Tenant shall have delivered to Landlord such mechanic's lien waivers as Landlord may reasonably request to assure lien-free construction and completion of the Expansion Space Improvements; and (4) there shall have been no mechanic's liens recorded against the Property in connection with the Expansion Space Improvements. If there is a dispute as to the amount owed to Tenant's contractor or if Tenant fails to meet any of the requirements described above with respect to any particular amount owed to Tenant's contractor (collectively, "Disputed Claim"), Landlord shall only have the right to withhold an amount equal to 125% of the amount of the Disputed Claim. Once the Disputed Claim is resolved, Landlord agrees promptly to release the amount withheld. Subject to the limitations specified below, this procedure shall be repeated until Landlord has expended the full Expansion Space Allowance. Tenant shall have six (6) months (as such period may be extended one
(1) day for each day of actual delay in construction caused by a Landlord Delay or a Force Majeure Event) from tender of possession of the Expansion Space to construct the Expansion Space Improvements and submit invoices and substantiating documentation therefor requesting payment by Landlord from the Expansion Space Allowance. If Tenant does not construct such Expansion Space Improvements and submit invoices and substantiating documentation therefor within such six (6) month period (as such period may be extended as described above), Tenant shall be deemed to have waived any right to claim any further payment under the Expansion Space Allowance. In no event shall Tenant's obligation to pay rent be reduced by any unexpended amount of the Expansion Space Allowance.

        (k) Tenant's entry into and lease of the Expansion Space shall be subject to all the terms and conditions of the Lease, as modified by this
Section 41, including without limitation, subsection 2(e) regarding early entry, the insurance and indemnity obligations specified in Section 13 of the Lease and tenant's obligations regarding mechanic's liens or other liens specified in subsection 9(b) of the Lease. Notwithstanding anything to the contrary specified in the Lease, all costs, fees and expenses in excess of the Expansion Space Allowance (including, without limitation any of the cost of modification or improvements to the Expansion Space required by applicable governmental law, rule or regulation) arising out of the construction or installation of the Expansion Space Improvements shall be paid by Tenant at Tenant's sole cost and expense, except that Tenant shall not be charged for the costs of remedying any structural defect or removing (or remediating) any Hazardous Material existing in the Expansion Space as of the date the Expansion Space is delivered to Tenant.

        (l) Landlord agrees to pay the brokers identified in the Basic Lease Information the brokerage commission described in the letter attached to this Lease as Exhibit H.

42. General.

        (a) Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

        (b) Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

        (c) Severability. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

        (d) Choice of Law; Construction. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

        (e) Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

        (f) Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns (to the extent this Lease is assignable).

        (g) Waiver. The waiver of Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

        (h) Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

        (i) Waiver of Jury. To the extent permitted by law, Tenant hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

        (j) Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

        (k) Exhibits. The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

        (l) Addendum. The Addendum, if any, attached hereto is hereby incorporated herein and made an integral part hereof.

        (m) Approvals. Whenever this Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, unless a different standard is specified in the Lease, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

        (n) Quiet Possession. Provided Tenant pays the Rent and performs all of Tenant's covenants and agreements in this Lease, Tenant shall peacefully have, hold and enjoy the Premises without hinderance by Landlord or any person lawfully claiming through or under Landlord, subject to the other terms of this Lease.

        (o) Authority. Landlord warrants and represents to Tenant that Landlord has the full right, power and authority to enter into this Lease and has obtained all necessary consents and approvals from its partners, officers, board of directors or other members required under the documents governing its affairs in order to consummate this Lease. The persons executing this Lease on behalf of Landlord have the full right, power and authority so to do and affirm the foregoing warranty on behalf of Landlord and on their own behalf.

        IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date first above written.

                                        "Landlord"

                                        THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA, a New
                                        Jersey corporation

                                        By: /s/ Richard A. Ingusache
                                            -----------------------------------
                                        Its:     Vice President

                                        "Tenant"

                                        INSYNC SYSTEMS, INC.,
                                        a California corporation

                                        By: /s/ Terrence J. Griffin
                                            -----------------------------------

                                        Its: Vice President, CFO and Secretary

                                    EXHIBIT A

                            1463 CENTRE POINTE DRIVE

                                    EXHIBIT B

                          COMMENCEMENT DATE MEMORANDUM


LANDLORD:                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New
                             Jersey corporation

TENANT:                      INSYNC SYSTEMS, INC., a California corporation

LEASE DATE:                  April 27, 1995

PREMISES:                    Approximately 47,994 square foot building at 1463
                             Centre Pointe Drive, Milpitas, CA

        Pursuant to Subsection 2(d) of the above-referenced Lease, the Commencement Date hereby is established as and the Expiration Date is hereby established as ________, and the Expiration Date is hereby established as
______________________.

                                        LANDLORD

                                        THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA, a New Jersey
                                        corporation

                                        By: __________________________________


                                        Its:     Vice President

                                        TENANT

                                        INSYNC SYSTEMS, INC.,
                                        a California corporation

                                        By: __________________________________


                                        Its:   Vice President, CFO and Secretary

                                    EXHIBIT C

               (May be attached to Lease after execution thereof)

        1. Pursuant to Subsection 7(b) of the Lease, Landlord hereby approves the Preliminary Floor Plan prepared by HPC Architecture on April 19, 1995, for Insync (Project No. 95035), attached hereto ("Plan").




        2. The Exempt Improvements under Subsection 9(f) of the Lease shall consist of the Exempt Improvements shown and described on the attached Plan.






                                        LANDLORD

                                        THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA, a New Jersey
                                        corporation

                                        By: __________________________________


                                        Its:     Vice President

                                        TENANT

                                        INSYNC SYSTEMS, INC.,
                                        a California corporation

                                        By: __________________________________

                                        Its:

                                    EXHIBIT D

                              RULES AND REGULATIONS

        1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule.

        2. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

        3. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall make any roof or terrace penetrations without Landlord's prior consent, which may be withheld in Landlord's sole discretion.

        4. If Tenant requires a burglar alarm, it shall first obtain, and comply with, Landlord's instructions for its installation.

        5. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

        6. Subject to Section 8 of the Lease, Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

        7. Tenant shall cooperate reasonably with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations.

        8. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

        9. Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

        10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

        11. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

        12. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

        13. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these, activities.

        14. Tenant shall store all its trash and garbage in a separate designated area. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

        15. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

        16. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

        17. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

        18. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

        19. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas, unless Landlord first gives its written consent. Landlord may not unreasonably withhold its consent if Tenant agrees to pay for such increase; and Landlord may withhold its consent in its sole discretion if Tenant does not agree to pay for such increase.

        20. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight (except that Tenant may park vehicles in up to five parking spaces overnight, subject, however, to Landlord's maintenance, cleaning and security requirements), nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

        21. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

        22. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building. In the event of a conflict between the terms of the Lease to which these Rules and Regulations are attached as Exhibit D and the provisions of these Rules and Regulations, the terms of the Lease shall govern.

        23. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

        24. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, client, customers, invitees, and guests.

                                    EXHIBIT E

[Form of Letter of Credit approved by Landlord pursuant to Subsection 17(b) of the Lease shall be attached as Exhibit E after Lease execution; final Exhibit E should be initialed by both parties]

                                                             PROPERTY MANAGEMENT
                                                                      COPY

                            FIRST AMENDMENT TO LEASE
                (Amortization of Excess Tenant Improvement costs)



I.      PARTIES AND DATE.

        THIS FIRST AMENDMENT TO LEASE (this "Amendment") dated as of October 30, 1995, is entered into by and between The Realty Associates Fund III, L.P., successors in interest to The Prudential Insurance Company of America ("Landlord"), and Insync Systems, Inc., a California corporation ("Tenant").

II.     RECITALS.

        A. Landlord and Tenant entered into that certain Standard Form Industrial Lease dated as of April 27, 1995, (the "Lease"), for the Premises known as 1463 Centre Pointe Drive, Milpitas, California. The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease.

        B. Landlord and Tenant desire to modify the Lease as set forth in this Amendment, which modifications shall be deemed effective as of the date of this Amendment as indicated above.

III.    MODIFICATIONS.

        Tenant shall pay to Landlord those certain excess Tenant improvement costs in the amount of Four Hundred Twenty-Eight Thousand Three Hundred Forty-Six and 60/100 Dollars ($428,346.60) ("Excess Costs") by amortizing such Excess Costs over the initial Term of the Lease at a rate of Twenty-One Dollars and 25/100 ($21.25) per each $1,000 portion of excess tenant improvements, Landlord and Tenant hereby agree that the Excess Costs as so amortized shall be paid by Tenant to Landlord in a monthly sum of Seven Thousand One Hundred Thirty-Nine and 11/100 Dollars ($7,1,39.11) as an additional amount due for Additional Rent, and shall be paid to Landlord at the time and in the manner required for Tenant to pay Monthly Rent as set forth in the Lease. Upon the occurrence of any Event of Default under the Lease, Landlord shall have the right to accelerate the remaining principal balance of Excess Costs amortized hereunder and to require that the entire amount thereof be immediately paid in full by Tenant. Should Tenant fail to pay such remaining principal amount within five (5) business days after any such election by Landlord, such principal amount shall thereafter bear interest at the greater of the Amortization Rate or the Applicable Rate until paid.

IV.     GENERAL.

        A. Effect of Amendment; Ratification__________: Except to the extent the ease is modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

        B. Attorneys' Fees. The provision of the Lease respecting payment of attorney's fees shall also apply to this Amendment.

        C. Counterparts. If this Amendment;, is executed in counterparts, each counterpart shall be deemed an original.

        D. Authority To Execute Amendment. Each individual executing this Amendment on behalf of a partnership or corporation represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the partnership and/or corporation and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

        E. Governing Law. This Amendment and any enforcement of the agreements and modifications set forth above shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

"Landlord"

THE REALTY ASSOCIATES FUND III, L.P.

By:     Realty Associates Fund III GP,
        Limited Partnership (its general partner)

By:     Realty Fund (its general partner)



By:     /s/ Arthur I. Segel
        ---------------------------------------------
        Michael A. Ruane, Chairman or
        Arthur I. Segel, President

"Tenant"


INSYNC SYSTEMS, INC.,
a California corporation

By:
    --------------------------------------
Its:  Vice President, CFO and Secretary
      ------------------------------------


By:
    --------------------------------------
Its:
    --------------------------------------

                            SECOND AMENDMENT TO LEASE

        This Second Amendment to Lease (the "SECOND AMENDMENT") is entered into as of this 5th day of November, 1999 by and between The Realty Associates Fund III, L.P., a Delaware limited partnership ("LANDLORD"), Kinetics Fluid Systems, Inc., a California corporation ("TENANT"), and Insync Systems, Inc. ("ASSIGNOR"), with reference to the following recitals.

                                R E C I T A L S:

        A. On or about April 27, 1995, The Prudential Insurance Company of America ("ORIGINAL LANDLORD") and Assignor entered into a lease (the "ORIGINAL LEASE") for the lease of an industrial building located at 1463 Centre Pointe Drive, Milpitas, California (the "ORIGINAL PREMISES"). The Original Lease was amended on or about October 30, 1995 by a First Amendment to Lease (the "FIRST AMENDMENT"). The Original Lease and the First Amendment are hereinafter collectively referred to as the "Lease."

        B. Landlord purchased the Property (as defined in the Original Lease) from Original Landlord and is now the landlord under the Lease.

        C. Assignor desires to assign to Tenant all of its rights and obligations under the Lease, and Tenant desires to assume all of Assignor's rights and obligations under the Lease.

        D. Tenant now desires to lease from Landlord the additional space depicted on Exhibit "A" attached hereto (the "ADDITIONAL PREMISES") and Landlord desires to lease the Additional Premises to Tenant. The Additional Premises is comprised of two buildings located at 1507 and 1515 Centre Pointe Drive, Milpitas, California. The Additional Premises contains approximately 46,102 square feet of space. References in this Second Amendment to the "PREMISES" shall mean the Original Premises and the Additional Premises.

        E. Landlord and Tenant wish to amend the Lease on the terms and conditions set forth below.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Assignment of Lease. Assignor hereby assigns all of its rights and obligations under the Lease to Tenant, and Tenant hereby assumes all of Assignor's rights and obligations under the Lease. By way of example, and not limitation, Assignor hereby assigns its security deposit to Tenant. Landlord hereby consents to the assignment of the Lease by Assignor to Tenant. Notwithstanding such assignment, Assignor shall remain liable to Landlord for the payment and performance of all obligations of the Tenant under the Lease, as hereby amended.

        2. Additional Premises. Landlord shall deliver possession of the Additional Premises to Tenant on November 15, 1999 (the "EFFECTIVE DATE"), and the Additional Premises shall be deemed to be part of the "Premises" for purposes of the Lease from and after the Effective Date. References in the Lease to the "BUILDING" shall mean the buildings located at 1463, 1507 and 1515 Centre Point Drive, Milpitas, California. Tenant accepts the Additional Premises in its "as is" condition, and Landlord shall have no obligation to make any modifications to the Additional Premises. Landlord shall not provide Tenant with any tenant improvement allowance, and Landlord shall not be obligated to advance any monies to Tenant to fund improvements to the Additional Premises.

        3. Alterations.

               (a) Generally. Subject to the prior written approval of Landlord, which shall not be unreasonably withheld, and subject further to the other terms and conditions of the Original Lease, Tenant shall have the right to make alterations to the Additional Premises. Any alterations in or about the Additional Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit. If Landlord consents to an alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Should Landlord permit Tenant to make an alteration, Tenant shall use only such contractor as has been expressly approved by Landlord, in Landlord's reasonable discretion. Tenant shall give Landlord not less than ten (10) days' advance written notice prior to the commencement of any alteration in the Additional Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Additional Premises. If Tenant's alterations to the Additional Premises cause applicable governmental entities to require changes to the exterior of the Additional Premises to comply with requirements of the Americans With Disabilities Actor other laws and regulations, Landlord shall be responsible for complying with such requirements at Landlord's sole cost and expense. Notwithstanding the foregoing, if Tenant creates new access to the Premises or changes the existing access to the Premises, all costs of complying with the Americans with Disabilities Act or other laws or regulations arising out of or related to such changes shall be paid by Tenant, at Tenant's sole expense.

               (b) McLarney Plans. Landlord hereby consents to the construction of the improvements described on the floor plan prepared by McLarney Construction, Inc. and dated November 2, 1999 (the "PLANS"). Landlord hereby approves Kinetics Mechanical, Inc. as the general contractor for the construction of the improvements described on the Plans provided that Kinetics Mechanical, Inc. (i) provides to Landlord copies of all required contractors licenses and (ii) complies with all of Landlord's insurance requirements. Notwithstanding anything to the contrary contained herein, at the end of the term of the Lease, Tenant shall not be obligated to remove from the Premises any of the improvements described on the Plans except for the Class 10,000 Clean Room. At Landlord's request, Tenant shall remove the Class 10,000 Clean Room prior to the expiration of the term of the Lease and shall repair any damages to the Premises caused by such removal.

        4. Extension of Term. Notwithstanding anything to the contrary contained in the Lease, the term of the Lease shall expire on July 31, 2005.

        5. Option to Extend. Section 39 of the Original Lease is hereby deleted in its entirety and shall be of no force or effect. Landlord hereby grants to Tenant the option to extend the term of the Lease for one (1) five (5)-year period (the "EXTENSION OPTION") commencing August 1, 2005 upon each and all of the following terms and conditions:

               (a) Tenant shall give to Landlord on a date which is prior to the date that the option period would commence (if exercised) by at least one hundred eighty (180) days and not more than two hundred seventy (270) days, a written notice of the exercise of the option to extend the Lease for said additional term, time being of the essence. Such notice shall be given in accordance with the provisions of section 36 of the Original Lease. If said notification of the exercise of said option is not so given and received, this option shall automatically expire.

               (b) Tenant shall not have the right to exercise this Extension Option at any time an Event of Default (as defined in the Original Lease) exists. The Extension Option is personal to Tenant and may only be exercised by Tenant while occupying the entire Premises and may not be exercised by any person or entity other than Tenant, including, without limitation, any assignee of Tenant.

               (c) All of the terms and conditions of the Lease except where specifically modified by this section shall apply.

               (d) The monthly Base Rent payable during the option term shall be the greater of (i) the Market Rate on the date the option term commences or (ii) the Base Rent payable be Tenant under the Lease, as hereby amended, for the month of July 2005.

               (e) The term "MARKET RATE" shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of similar industrial buildings would accept at arm's length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses i.e., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term;
(iv) length of lease term; (v) size and location of premises being leased; and
(vi) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement or refurbishment allowance. The Market Rate may also designate periodic rental increases, a new Base Year and similar economic adjustments. The Market Rate shall be the Market Rate in effect as of the beginning of the option period, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Market Rate as of the beginning of the option period.

               (f) If Tenant exercises the Extension Option, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount within fifteen (15) days after Tenant exercises its Extension Option. Tenant shall have fifteen (15) days ("TENANT'S REVIEW PERIOD") after receipt of Landlord's notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("OUTSIDE AGREEMENT DATE"), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below. In the event that Landlord fails to timely generate the initial notice of Landlord's opinion of the Market Rate, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days ("LANDLORD'S REVIEW PERIOD") after receipt of Tenant's notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Market Rate, and such determination shall be submitted to arbitration in accordance with subsections
(i) through (v) below.

                             ARBITRATION OF DISPUTES

                      (i) LANDLORD AND TENANT SHALL MEET WITH EACH OTHER WITHIN FIVE (5) BUSINESS DAYS AFTER THE OUTSIDE AGREEMENT DATE AND EXCHANGE THEIR SEALED ENVELOPES AND THEN OPEN SUCH ENVELOPES IN EACH OTHER'S PRESENCE. IF LANDLORD AND TENANT DO NOT MUTUALLY AGREE UPON THE MARKET RATE WITHIN ONE (1) BUSINESS DAY OF THE EXCHANGE AND OPENING OF ENVELOPES, THEN, WITHIN TEN (10) BUSINESS DAYS OF THE EXCHANGE AND OPENING OF ENVELOPES, LANDLORD AND TENANT SHALL AGREE UPON AND JOINTLY APPOINT A SINGLE ARBITRATOR WHO SHALL BY PROFESSION BE A REAL ESTATE BROKER OR AGENT WHO SHALL HAVE BEEN ACTIVE OVER THE FIVE (5) YEAR PERIOD ENDING ON THE DATE OF SUCH APPOINTMENT IN THE LEASING OF INDUSTRIAL BUILDINGS SIMILAR TO THE PREMISES IN THE GEOGRAPHICAL AREA OF THE PREMISES. NEITHER LANDLORD NOR TENANT SHALL CONSULT WITH SUCH BROKER OR AGENT AS TO HIS OR HER OPINION AS TO THE MARKET RATE PRIOR TO THE APPOINTMENT. THE DETERMINATION OF THE ARBITRATOR SHALL BE LIMITED SOLELY TO THE ISSUE OF WHETHER LANDLORD'S OR TENANTS SUBMITTED MARKET RATE

FOR THE PREMISES IS THE CLOSEST TO THE ACTUAL MARKET RATE FOR THE PREMISES AS DETERMINED BY THE ARBITRATOR, TAKING INTO ACCOUNT THE REQUIREMENTS FOR DETERMINING MARKET RATE SET FORTH HEREIN. SUCH ARBITRATOR MAY HOLD SUCH HEARINGS AND REQUIRE SUCH BRIEFS AS THE ARBITRATOR, IN HIS OR HER SOLE DISCRETION, DETERMINES IS NECESSARY. IN ADDITION, LANDLORD OR TENANT MAY SUBMIT TO THE ARBITRATOR WITH A COPY TO THE OTHER PARTY WITHIN FIVE (5) BUSINESS DAYS AFTER THE APPOINTMENT OF THE ARBITRATOR ANY MARKET DATA AND ADDITIONAL INFORMATION SUCH PARTY DEEMS RELEVANT TO THE DETERMINATION OF THE MARKET RATE ("RR DATA"), AND THE OTHER PARTY MAY SUBMIT A REPLY IN WRITING WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF SUCH RR DATA.

                      (ii) THE ARBITRATOR SHALL, WITHIN THIRTY (30) DAYS OF HIS OR HER APPOINTMENT, REACH A DECISION AS TO WHETHER THE PARTIES SHALL USE LANDLORD'S OR TENANTS SUBMITTED MARKET RATE AND SHALL NOTIFY LANDLORD AND TENANT OF SUCH DETERMINATION.

                      (iii) THE DECISION OF THE ARBITRATOR SHALL BE FINAL AND BINDING UPON LANDLORD AND TENANT.

                      (iv) IF LANDLORD AND TENANT FAIL TO AGREE UPON AND APPOINT AN ARBITRATOR, THEN THE APPOINTMENT OF THE ARBITRATOR SHALL BE MADE BY THE PRESIDING JUDGE OF THE SAN JOSE COUNTY SUPERIOR COURT, OR, IF HE OR SHE REFUSES TO ACT, BY ANY JUDGE HAVING JURISDICTION OVER THE PARTIES.

                      (v) THE COST OF THE ARBITRATION SHALL BE PAID BY LANDLORD AND TENANT EQUALLY.

        NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

        WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

---------------------------------              ---------------------------------
(Landlord initials)                            (Tenant initials)


        6. Base Rent. Prior to November 15, 1999, Tenant shall continue to pay the monthly Base Rent and other charges required by the Lease. Notwithstanding anything to the contrary contained in the Lease, from and after November 15, 1999, Tenant shall pay the following monthly Base Rent for the Premises:

               Rental Period                Amount per Month
        Nov.  15, 1999 - July 31, 2000      $ 94,712.09
        August 1, 2000 - July 31, 2001      $108,210.40
        August 1, 2001 - July 31, 2002      $111,456.71
        August 1, 2002 - July 31, 2003      $114,800.41
        August 1, 2003 - July 31, 2004      $118,244.43
        August 1, 2004 - July 31, 2005      $121,791.76

The Base Rent due for the period November 15, 1999 through November 30, 1999 shall be Forty-seven Thousand Three Hundred Fifty-six and 05/100 Dollars ($47,356.05).

        7. Abatement of Rent. Landlord hereby agrees to conditionally waive Fifty-three Thousand Seventeen and 30/100 Dollars ($53,017.30) of the Base Rent due for the months of December 1999 and January 2000 and Twenty-six Thousand One Hundred Forty and 65/100 Dollars ($26,140.65) of the Base Rent due for the months of February and March 2000. No amounts due to Landlord under the Lease other than the Base Rent referred to above shall be conditionally waived.

        8. Tenant's Percentage Share. From and after the Effective Date, Tenant's Percentage Share of each building (i.e., 1463, 1507 and 1515 Centre Point Drive) shall be 100%, and Tenant's Percentage Share of the Property shall be 45.34%.

        9. Security Deposit. Pursuant to the Original Lease, Tenant has provided Landlord with a security deposit in the amount of Thirty-four Thousand Five Hundred Fifty-five and 68/100 Dollars ($34,555.68) (the "ORIGINAL DEPOSIT"). Concurrently with the execution of this Second Amendment by Tenant, and as a condition to Landlord's obligations under the Second Amendment, Tenant shall deliver to Landlord an additional security deposit in the amount of Fifty-three Thousand Seventeen and 30/100 Dollars ($53,017.30) (the "ADDITIONAL DEPOSIT"). From and after the delivery of the Additional Deposit to Landlord, all references in the Lease to Tenant's security deposit shall mean the Original Deposit and the Additional Deposit.

        10. Signs. Subject to Landlord's prior written approval, which shall not be unreasonably withheld, and subject to the requirements of the City of Milpitas (the "CITY") and any other governmental agencies, Tenant shall have the right to place its name on the buildings located at 1463, 1507 and 1515 Centre Pointe Drive (the "SIGNS"). Landlord makes no representation or warranty that the City will approve the Signs and Tenant's obligations under this Second Amendment. Prior to the termination of the Lease, as hereby amended, Tenant shall remove the Signs and repair any damage caused by such removal at Tenant's sole cost and expense.

        11. Right of Negotiation and Expansion Space. Sections 40 and 41 of the Original Lease are hereby deleted in their entirety and shall be of no force or effect.

        12. Brokers. Tenant and Landlord each represent and warrant to the other that neither have had any dealings with any person, firm, broker or finder other than CRESA Partners (Tenant's exclusive broker) and Insignia ESG, Inc. (Landlord's exclusive broker) in connection with the negotiation of this Second Amendment and/or consummation of the transaction contemplated hereby (collectively, the "BROKERS"), and_ that, except for the Brokers, no broker or other person, firm or entity is entitled to any commission or finder's fee in connection with this Second Amendment. Tenant and Landlord hereby agree to indemnify, defend, protect and hold harmless the other from and against liability for compensation or charges which may be claimed by any broker (other than the Brokers), finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses, or attorneys' fees reasonably incurred with respect thereto.

        13. Hazardous Waste. Prior to executing this Second Amendment, Tenant delivered to Landlord an Environmental Question and Disclosure Statement (the "STATEMENT"), a letter summarizing the intended use of the Premises (the "USE LETTER") and a Uniform Hazardous Materials Business Plan (the "BUSINESS PLAN"). Subject to the terms and conditions of the Lease, and subject to the representations made and procedures outlined in the Statement, Use Letter and Business Plan, Landlord hereby consents to Tenant's use of the gases described in the Use Letter (the "GASES"). Tenant shall have the right to request that Landlord permit Tenant to use hazardous substances in the Premises in addition to the Gases. Landlord shall not unreasonably withhold its consent to the use of such additional hazardous substances. By way of example and not limitation, it shall be reasonable for Landlord to withhold its consent to the use of such additional hazardous substance if such use (a) increases the chance of contamination of the Project, (b) the hazardous substance presents risks to occupants of the Project, (c) Landlord's environmental consultant does not approve the use of the hazardous substance, (d) Landlord's insurance carrier objects to the use of the hazardous substance or (e) Tenant will not implement all safety and handling recommendations made by Landlord relating to the use of the hazardous substance. Assignees and subtenants of Tenant shall not have the right to use additional hazardous substances at the Premises, and Landlord shall have no obligation to consent to the use of additional hazardous substances to accommodate any assignee or subtenant.

        14. Right of Offer.

               (a) During the term of the Lease, Tenant shall have the right of offer to lease any space which first becomes vacant in the Project after the date of this Second Amendment and that Landlord elects to Lease (the "ADDITIONAL SPACE"). Prior to leasing any Additional Space, Landlord shall give Tenant written notice of its intent to lease the Additional Space. Tenant shall have five (5) days after Landlord has given written notice in which to provide Landlord with written notice of its election to exercise its right to lease all of the Additional Space (Tenant shall not have the right to elect to lease part of the Additional Space). Tenant shall pay Base Rent for the Additional Space at the "Market Rate" (as defined below). All of the other terms and conditions pertaining to the lease of the Additional Space shall be agreed to by Landlord and Tenant within ten (10) days after Landlord receives Tenant's written notice. If Landlord and Tenant are unable to agree on such terms and conditions within the ten (10) day period, Tenant's right to lease the Additional Space shall automatically expire and Tenant shall have no further right to lease the Additional Space. Subject to the determination of Base Rent as provided in (b) below, all of the terms and conditions for the lease of the Additional Space shall be satisfactory to Landlord, in Landlord's sole discretion. If Tenant does not give Landlord written notice of its election to lease such Additional Space within five (5) days after Landlord gives Tenant its written notice of the availability of the Additional Space, Landlord shall thereafter be free to lease such Additional Space to a third party on any terms and conditions that Landlord shall select, with no further obligation to Tenant. In the event that Landlord offers any space to Tenant pursuant to this right of offer and Tenant does not elect to lease the space, the space so offered shall no longer be subject to this right of offer and thereafter Landlord shall not be obligated to offer said space to Tenant. Landlord shall not be obligated to provide Tenant with notice pursuant to this section, and Tenant shall not have the right to exercise the right of offer granted in this section, at any time that Tenant has subleased all or any portion of the Premises or at any time an "Event of Default" exists (as defined in the Original Lease). This right of offer shall be subject to the rights of the other tenants in the Project to lease the Additional Space.

               (b) The term "MARKET RATE" shall mean the annual amount per rentable square foot that a willing, comparable tenant would pay and a willing, comparable landlord of a similar industrial building would accept at arm's length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; (vi) the amount of any tenant improvement allowance; and (vii) other generally applicable terms and conditions of tenancy for similar space. Landlord shall determine the Market Rate by using its good faith judgment. If Landlord and Tenant cannot agree on the Market Rate, the Market Rate shall be determined in accordance with the procedure set forth in Section 5(f) of this Second Amendment.

        15. General. If there is a conflict between the terms and conditions of this Second Amendment and the terms and conditions of the Lease, the terms and conditions of this Second Amendment shall control. Except as modified by this Second Amendment, all terms and conditions of the Lease shall remain unmodified and in full force and effect. Unless otherwise defined herein, capitalized terms used in this Second Amendment shall have the same meaning as capitalized terms used in the Lease.

        16. Counterparts. This Second Amendment may be executed in counterparts. Each counterpart shall be deemed an original, and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page.

        IN WITNESS WHEREOF, the parties hereby execute this Second Amendment as of the date first written above.

         LANDLORD                                TENANT

The Reality Associates Fund III, L.P., a         KINETICS FLUID SYSTEMS, INC., a
Delaware limited partnership                     California corporation

                                                 /s/ Jeff Harrison
                                                 -------------------------------
By:      Reality Associations Fund III GP
         Limited Partnership, a Delaware
         limited partnership, general partner    Jeff Harrison
                                                 -------------------------------
By:      Reality Associates Fund III LLC, a
         Delaware limited liability company,     Finance Director
         its sole general partner                -------------------------------

By:      Reality Associates Fund III Trust, a
         Massachusetts business trust sole
         member

By:      /s/ (Illegible)
         -----------------------------------     -------------------------------

                                                 -------------------------------
By:      Realty Associates Fund III Texas
         Corporation, a Texas corporation,
         general partner

                                                          ASSIGNOR
         By:
            -------------------------------   INSYNC SYSTEMS, INC., a California
                                              corporation

                                               By: /s/ Jeff Harrison
                                                   -----------------------------

                                                     Jeff Harrison
                                               ---------------------------------

                                               Its: Finance Director
                                                    ----------------------------

                                               By: /s/ Frank Bachma
                                                  ------------------------------
                                                   Frank Bachma
                                               ---------------------------------


                                               Its: V.P.
                                                    ----------------------------

                                    Exhibit A

                               ADDITIONAL PREMISES

[drawing]